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                                                                EXHIBIT 10.2(a)

                            REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT
                       (ACCOUNTS RECEIVABLE AND INVENTORY)

This agreement is entered into by and between Schuff Steel Company, an Arizona corporation ("Borrower") and Bank One, Arizona, NA ("Bank").

RECITALS:

Borrower desires to obtain from Bank a revolving line of credit ("Loan") and Bank is willing to make the Loan, but only on the terms and conditions hereinafter set forth.

NOW, THEREFORE in consideration of the premises and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. LOAN.

1.1 REVOLVING LINE OF CREDIT. Subject to the terms and conditions contained herein and in the other documents, instruments and agreements executed in connection with the Loan and the security therefor ("Loan Documents"), Bank will establish for Borrower the Loan as a revolving line of credit against which Bank will make advances ("Advances") from time to time for the purpose of providing working capital to Borrower. Subject to the terms hereof, Borrower shall have the right to obtain Advances, repay Advances and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan. At no time shall the unpaid principal balance of the Loan exceed the amount set forth in Section 13 hereof ("Maximum Amount") and all Advances of the Loan shall be made on or before the date set forth in Section 13 hereof.

1.2 ADVANCES. Subject to the terms and conditions hereof, Advances of the Loan will be made in amounts not to exceed the amount ("Borrowing Base") calculated in accordance with the formula set forth in the Borrowing Base Certificate, attached hereto as Exhibit A and by this reference incorporated herein. In calculating the Borrowing Base, the percentage set forth in Section 13 hereof of the amount of Total Eligible Accounts Receivable and the percentage set forth in
Section 13 hereof of the amount (determined on the basis of the lower of cost or market value) of Total Eligible Inventory shall be used. "Eligible Account Receivable" is an amount owing to Borrower, as determined by Bank in its sole and absolute discretion, which has arisen from the delivery and/or shipment of products previously made and from services rendered for which an invoice has been issued by Borrower to its customer ("Customer") (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of Bank and is not subject to any other security interest, lien, claim or encumbrances, (c) which amount has not remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from the Customer has remained unpaid for more than the number of days set forth in
Section 13 after the date due under the terms of the related invoice, (e) which amount is not an uninsured amount owing from Customer located in a foreign country and (f) which amount is not owing from the United States of America or any agency, department or subdivision thereof, unless a properly executed assignment of claims has been received by Bank. "Eligible Inventory" is the inventory of Borrower (consisting of those items within the categories set forth in Section 13), as determined by Bank in its sole and absolute discretion, to be
(a) in good condition and salable in the ordinary course of Borrower's business,
(b) owned by Borrower free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interests in favor of Bank, (c) located at a location identified in a Security Agreement (hereinafter defined), (d) subject to a perfected security interest in favor of Bank, (e) not subject to any consignment to any Customer and (f) not acquired by Borrower in or as part of a bulk transfer of sale or assets unless Borrower has complied with all applicable bulk sales or bulk transfer laws.

1.3 NOTE. The Loan shall be evidenced by a promissory note ("Note") of even date herewith in a form prepared and approved by Bank in the Maximum Amount, payable in accordance with the terms thereof. Interest on the principal amount outstanding from time to time shall be charged as provided in the Note and should such rate of interest as calculated thereunder exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

1.4 PREPAYMENTS. If for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the maximum amount permitted to be borrowed in accordance with Section 1.2 hereof, Borrower, without notice or demand, shall immediately make a principal payment to Bank in an amount equal to such excess plus accrued and unpaid interest hereon. Borrower may from time to time, prepay all or part of the outstanding principal balance of the Loan.

1.5 REMITTANCE ACCOUNT. If so indicated in Section 13 hereof, the proceeds received by Borrower from its inventory and collection of accounts receivable, which, pursuant to the Security Agreements (hereinafter defined), are required to be transmitted to Bank, shall be handled and administered by Bank in and through a remittance account in accordance with the provisions of the Security Agreements.

2. SECURITY.

2.1 SECURITY AGREEMENTS. As security for the payment of the Note, the Loan, and all other liabilities and obligations of Borrower to Bank, now existing or hereafter created, Borrower shall grant to Bank a security interest in all of Borrower's inventory, accounts receivable, rights to payment and such other property ("Property"), as more particularly described in one or more security agreements ("Security Agreements") executed by Borrower and delivered to Bank in form and substance satisfactory to Bank, in its sole and absolute discretion. The Security Agreements shall grant to Bank a first and prior security interest in and to the Property, except as otherwise expressly provided therein.


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2.2 ADDITIONAL DOCUMENTS. Borrower shall execute from time to time upon the request of Bank, such financing statements or other documents reasonably required by Bank to perfect or continue Bank's security interests described herein.


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3. ADVANCES.

3.1 CONDITIONS PRECEDENT TO ADVANCES. Bank shall have no obligation to make any Advance until the conditions set forth in the following subparagraphs and elsewhere herein have been satisfied at the expense of Borrower, as determined by Bank in its sole and absolute discretion:

   (a) Borrower shall have delivered to Bank, in form and substance satisfactory to Bank, this Agreement, the Note, the Security Agreements and such other documents, instruments, financing statements, certificates and agreements as Bank may reasonably request;

   (b) If Borrower is a corporation or a partnership, Borrower shall have delivered to Bank, in form and substance satisfactory to Bank in its sole and absolute discretion certified copies of resolutions of Borrower's board of directors or partners, as the case may be, authorizing Borrower to execute, deliver, honor and perform the Loan Documents and to grant the security interest in the Property as provided in the Security Agreements and certifying the names and signatures of the officers or partners, as the case may be, of Borrower authorized to sign the Loan Documents;

   (c) All of Bank's liens and security interests securing the Loan, shall have been validly perfected;

   (d) No material adverse change shall have occurred in the business or financial condition of Borrower or any guarantor since the date of the latest financial statements given to Bank by on behalf of Borrower or such guarantor;

   (e) Each of the warranties and representations made by Borrower in the Loan Documents shall be true and correct as of the date of each Advance; and

   (f) Borrower shall have kept and performed the various covenants, obligations and agreements on its part to be kept and performed under the Loan Documents and no Event of Default, or act or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder or under any of the other Loan Documents, shall have occurred and be continuing.

3.2 REQUEST FOR ADVANCES. Advances may be made by Bank at the oral or written request of the persons named in Section 13 hereof, either one acting alone, who are authorized to request Advances and direct disposition of any such Advances until written notice of the revocation of such authority is received from Borrower by Bank. Each request by Borrower for an Advance shall constitute a reaffirmation, as of the date of such request, of all of the representations and warranties of Borrower contained in this Agreement and in the other Loan Documents.

3.3 NO WAIVER. No Advance shall constitute a waiver of any of the conditions to any further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default (as hereinafter defined).

4. FEES.

4.1 FEES. As additional consideration for Bank's commitment to make Advances, Borrower agrees to pay to Bank the following fees, which shall be non-refundable to Borrower, shall be held and retained by Bank as its sole property and shall not be applied to any payments due under the Loan Documents other than this
Section 4:

   (a) a commitment fee in the amount set forth in Section 13 hereof, payable on or before the date hereof;

   (b) a non-utilization fee computed at the rate per annum set forth in Section 13 hereof on the unused portion of the Maximum Amount and payable quarterly in arrears to be calculated from the date hereof, where the phrase "unused portion of the Maximum Amount" means the average difference between (i) the Maximum Amount and (ii) the outstanding principal balance of the Loan on each day during such period; and

   (c) an inspection fee in the amount per inspection set forth in Section 13 hereof, payable within ten (10) days of Borrower being billed therefor by Bank.

5. REPRESENTATIONS AND WARRANTIES.

5.1 REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement:

   (a) Legal Status. Borrower, if a corporation, partnership, trust, or other legal entity, has been duly organized and is validly existing under the laws of its State of Incorporation or formation, as the case may be, and is qualified to transact business, and has made all filings and is in good standing, in the State of Arizona and in every other jurisdiction in which the nature of its business requires such qualifies;

   (b) No Violation. The making and performance of Borrower of the Loan Documents does not violate any provision of law, nor any provision of Borrower's formation documents, including, without limitation, Articles of Incorporation or any partnership or trust agreement, or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which Borrower is a party or by which Borrower may be bound;

   (c) Authorization. This Agreement and the other Loan Documents have been duly authorized, executed and delivered, and are legal, valid and binding agreements of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, solvency, reorganization, moratorium or similar laws effecting creditors' rights generally and by general principles of equity;

   (d) Financial Statements. All financial statements and reports that have heretofore been presented to Bank in conjunction with the transaction which is the subject of this Agreement, have been prepared in conformity with generally accepted accounting principals consistently applied, fairly and accurately present the financial condition and income of the subject thereof, as of the date given, and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial


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   statements not misleading. Since the date of such financial statements, there has been no adverse material change in the financial condition or operations of the subject thereof.

   (e) Consent and Licenses. No consent, approval or authorization of, or registration or filing with, any governmental body or authority, or any other person, firm or entity not a party hereto, is or will be required as a condition to the valid execution, delivery, performance or enforceability of the Loan Documents, or the transactions contemplated hereby or thereby, or to the conduct of Borrower's business;

   (f) Litigation. There is no litigation either pending or, to the best of its knowledge, threatened against Borrower before any court or administrative agency, or before any arbitrator, which may have a material adverse effect on the assets, business, financial conditions or operations of Borrower, or which would prevent or hinder the performance of Borrower's obligations under the Loan Documents, and, furthermore, Borrower has not violated any law and, to the best of its knowledge, is not the subject of any investigation by a governmental agency that could result in an indictment or a forfeiture or seizure of any of its assets;

   (g) Environmental Matters. Borrower, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, storage, disposal or release into the environment of any hazardous or toxic waste or substance;

   (h) Margin Securities. Borrower will not directly or indirectly invest all or any part of the proceeds of the Loan in any security subject to the margin requirements of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or use all or any part of proceeds of the Loan to reduce or retire any indebtedness which was originally incurred to purchase any margin securities or for any other purpose which would violate any of the margin regulations of the Board of Governors of the Federal Reserve System;

   (i) ERISA. Borrower is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , and the regulations and published interpretations thereunder, and no Reportable Event (as defined in ERISA) has occurred with respect to any plan subject thereto. Borrower has not incurred any material funding deficiency within the meaning of ERISA and has not incurred any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by Borrower; and

   (j) Investment Company Act. Borrower is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

6. COVENANTS OF BORROWER.

6.1 COVENANTS. Until the payment in full of the Loan and until the fulfillment of all of its obligations hereunder and under the other Loan Documents, Borrower shall comply with the following covenants:

   (a) Books and Records. Borrower shall at all times keep accurate and complete books, records and accounts of all of Borrower's business activities, prepared in accordance with generally accepted accounting principles consistently applied, and Borrower shall permit Bank, or any persons designated by Bank, at any reasonable time, to inspect, audit and examine such books, records and accounts and to make copies or extracts thereof;

   (b) Statements and Reports. Borrower shall furnish to Bank:

      (i) within the number of days set forth in Section 13 hereof after the end of each fiscal year of Borrower, financial statements of Borrower, which shall include a balance sheet, an income statement showing the results of operations for such a fiscal year and a change in financial position statement for such fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, which statements shall contain the certification requirements set forth in Section 13 hereof;

      (ii) within the number of days set forth in Section 13 hereof after the end of each of the fiscal periods of Borrower set forth in Section 13 hereof, financial reports of Borrower, which shall include a balance sheet, an income statement showing the results of operations for such fiscal period and a change in financial position statement for such fiscal period, together, in each case, with the comparable figures for the immediately preceding corresponding fiscal period, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, and containing the certifications required pursuant to Section 13 hereof;

      (iii) with each such set of financial statements, a certificate prepared as at the end of the period covered by such financial statements, showing the computation as of such date of each of the financial covenants contained in Section 6.1(d);

      (iv) within twenty (20) days after the end of each month a Borrowing Base Certificate in the form attached hereto as Exhibit A, to which shall be attached the following reports:

         (A) An aging and listing of all accounts receivable prepared in accordance with generally accepted accounting principles which itemizes each account debtor by name and addresses and which states the total amount payable to Borrower and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns and allowances;

         (B) An aging and listing of all accounts payable-trade prepared in a similar manner;

         (C) A complete and detailed description of all inventory containing a breakdown into the categories referenced in Section 1.2 hereof and set forth in Section 13 hereof;

      (v) promptly, from time to time, upon request of Bank, such other information concerning the financial condition, business and affairs of Borrower as shall be reasonably requested by bank;

   (c) Notices. Borrower shall promptly notify Bank in writing of the occurrence of any Event of Default under any of the Loan Documents or any act or event which, with the giving of notice or the passage of time, or both, would be such an Event of Default and of any legal


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   action, proceeding or investigation threatened or instituted against Borrower that might have a material adverse effect upon the operations, financial condition or business of Borrower or Borrower's ability to repay the Loan, or Bank's security interest in the Property, and from time to time, at Bank's request, Borrower will furnish to Bank a summary of the status of all such actions, proceedings or investigation;

   (d) Financial Covenants. Except as otherwise noted, all capitalized terms referred to in the following financial covenants shall be determined in accordance with generally accepted accounting principles, consistently applied:

      (i) a minimum Tangible Net Worth shall be maintained in the amount set forth in Section 13 hereof, where "Tangible Net Worth" shall mean the sum of the following: Capital, Capital Surplus and Retained Earnings, less the sum of the value on Borrower's books of all intangible assets, including, but not limited to, goodwill, patents, franchises, trademarks, copyrights and the write-up in the book value of any assets resulting therefrom after acquisition;

      (ii) a minimum Owner's Equity shall be maintained of the percentage set forth in Section 13 hereof, where "Owner's Equity" shall mean the results obtained by dividing (A) Tangible Net Worth by (B) Borrower's Total Assets less Intangibles;

      (iii) a minimum current ratio, calculated by dividing Borrower's Current Assets by Borrower's Current Liabilities, shall be maintained at the ratio set forth in Section 13 hereof;

      (iv) a minimum Working Capital shall be maintained in the amount set forth in Section 13 hereof, where "Working Capital" shall mean Borrower's Current Assets less Borrower's Current Liabilities; and

      (v) a minimum interest coverage ratio calculated by dividing Borrower's Total Earnings before interest and taxes by Borrower's Total Interest Expense shall be maintained at the ratio set forth in Section 13 hereof;

   (e) Maintain Business. Borrower shall maintain in full force and effect all licenses, permits, authorizations, bonds, franchises and other rights necessary or desirable to the profitable conduct of its business, shall continue in, and limit its operations to, the same general lines of business as are presently conducted and shall comply with all applicable laws, orders, regulations and ordinances of all governmental authorities, and, if a corporation or partnership, shall maintain its corporate or partnership existence;

   (f) Mergers, Sale of Assets. Borrower will not, without Bank's prior written consent: (i) sell, lease, transfer or dispose of substantially all of its assets to another entity; or (ii) consolidate with or merge into another entity, permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership of, or power to control, Borrower;

   (g) Dividends and Other Distributions. If so indicated in Section 13 hereof, Borrower (if a corporation or a partnership) will not, without Bank's prior written consent, declare, order, pay or make, directly or indirectly: (i) any dividend or other distribution on or on account of any shares of any class of stock or any partnership interest of Borrower now or hereafter outstanding, except a dividend payable solely in shares of Borrower's common stock; (ii) any management fee; (iii) any loans to shareholders or partners of Borrower; or (iv) any redemption, retirement, purchase or other acquisition of any shares of any class of stock or partnership interest of Borrower now or hereafter outstanding or of any warrants or rights to purchase any such stock or partnership interest, except (if Borrower is a corporation) to the extent that the consideration paid for any such redemption, retirement, purchase or acquisition consists of shares of Borrower's common stock;

   (h) Capital Expenditures. Borrower will not, without Bank's prior written consent, in any twelve (12) month period, purchase, invest in or otherwise acquire additional fixed assets, which in the aggregate cost Borrower more than the amount set forth in Section 13 hereof;

   (i) Leases. Borrower will not, without Bank's prior written consent, enter into any lease of personal property which would cause Borrower's total rental obligations in any fiscal year to exceed the amount set forth in Section 13 hereof;

   (j) Indebtedness. Borrower will not, without Bank's prior written consent,
   (i) incur, create, assume or permit to exist any obligation or indebtedness, except (A) existing indebtedness disclosed on financial statements previously delivered to Bank, (B) the Loan and (C) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable; (ii) become liable, directly, or indirectly, as guarantor or otherwise, for any obligation of any other person or entity, except existing obligations of such kind previously disclosed to Bank in writing, in excess of the amount set forth in Section 13;

   (k) Insurance. Borrower shall maintain and keep in force insurance of the types and amounts customarily carried in its lines of business, including, without limitation, fire, public liability, product liability, property damage and workers' compensation, such insurance to be carried with companies and in amounts satisfactory to Bank, in its reasonable discretion, and Borrower shall deliver to Bank from time to time as Bank may request, schedules setting forth all insurance then in effect and copies of the policies; and

   (l) Environmental Matters. Borrower will take all reasonable actions to prevent the occurrence of any material violation of any applicable environmental, health and safety statues and regulations, or any order or judgment of any court with respect to environmental pollution or contamination, hazardous waste disposal or any other environmental matter and Borrower shall promptly give written notice to Bank of the following occurrences and of the steps being taken by Borrower, with respect thereto:
   (i) notice that Borrower's operations are not in full compliance with the requirements of applicable environmental, health and safety statutes and regulations; (ii) notice that Borrower is subject to a governmental investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste or substance into the environment; or (iii) notice that any properties or assets of Borrower are subject to any environmental lien.

7. EVENTS OF DEFAULT.

7.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an Event of Default under this Agreement:

   (a) There shall occur an event of default under a Security Agreement;

   (b) Borrower fails to observe or perform any of the covenants, conditions and agreements on the part of Borrower contained herein or in any of the other Loan Documents other than the Security Agreements;


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   (c) If any representation or warranty made by Borrower to Bank contained herein or in any of the other Loan Documents proves to have been untrue in any material respect when made; or

   (d) Borrower shall be in default in the payment or performance of any material obligation under any indenture, contract, mortgage, deed of trust or other agreement or instrument to which Borrower is a party or by which it is bound.

8. REMEDIES OF BANK UPON DEFAULT.

8.1 REMEDIES. At any time after any Event of Default has occurred, Bank may, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived) and, notwithstanding the provisions contained in any other document or instrument executed or to be executed by Borrower to Bank hereunder or contained in any other agreement, take any one or more of the following actions:

   (a) Declare the entire principal and any accrued interest on the Loan, together with all costs and expenses, to be immediately due and payable, and to enforce payment thereof by any means permitted by law or in equity;

   (b) Without accelerating payment, enforce the payment of sums of principal and interest then due (including any penalty interest or late payment charges);

   (c) Require Borrower to take or refrain from taking any action which may be necessary to cure such Event of Default and to obtain affirmative or negative injunctions or restraining orders with respect thereto;

   (d) Obtain the appointment of a receiver of the business and assets of Borrower;

   (e) File suit for any sums owing or for damages; and

   (f) Exercise any other remedy or right provided in law or in equity or permitted under this Agreement, the Security Agreements or any of the other Loan Documents.

8.2 REMEDIES CUMULATIVE. Any and all remedies conferred upon Bank shall be deemed cumulative with, and nonexclusive of any other remedy conferred hereby or by law, and Bank in the exercise of any one remedy shall not be precluded from the exercise of any other.

9. ATTORNEYS' FEES AND EXPENSES.

In addition to interest on principal as stated in the Note, Borrower shall pay all costs of closing the Loan and all expenses of Bank with respect thereto, including, but not limited to, inspection fees and in-house and outside legal fees (including legal fees incurred by Bank subsequent to the closing of the Loan in connection with the disbursement and administration of the Loan), filing fees and similar items. Said attorneys' fees and costs may, at Bank's option, be deducted from the disbursements of Loan proceeds hereunder. In addition to any liability Borrower may have under Arizona Revised Statutes 12-341.01, Borrower shall pay Bank's attorneys' fees and costs incurred in the collection of any indebtedness hereunder, or in enforcing this Agreement, whether or not suit is brought, and any attorneys' fees and costs incurred by Bank in any proceeding under the Federal Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.

10. WAIVER.

Any waiver of any of the terms of this Agreement by Bank shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Bank to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by, or to preclude Bank from exercising any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

11. NOTICES.

Any notices required or permitted to be given pursuant to the Loan Documents shall be in writing and shall be given by personal delivery or by mailing the same by United States mail, postage prepaid, to the address set forth in Section 13 hereof. Any such notice shall be deemed received for purposes of this Agreement upon delivery if given by personal delivery or three (3) days after the mailing thereof if given by mail. If either party desires to change the address to which notices are to be sent it shall do so in writing and deliver the same to the other party in accordance with the notice provisions set forth above.

12. MISCELLANEOUS.

12.1 PARTIES. This Agreement is made solely between Borrower and Bank, no other person shall have any right of action hereunder. The parties expressly agree that no person shall be a third-party beneficiary to this Agreement.

12.2 INDEMNITY. Borrower agrees to and shall indemnify, hold harmless and defend Bank from any liability, claims or losses resulting from the disbursement of the proceeds of the Loan or from the condition of the Property whether arising during or after the term of the Loan. This provision shall survive repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

12.3 ENTIRE AGREEMENT. This Agreement (including, if so indicated in Section 13 hereof, the Addendum attached hereto and by this reference incorporated herein), together with all other Loan Documents, constitutes the entire agreement of the parties hereto and thereto, and no prior agreement or understanding with respect to the Loan, whether written or oral and including, but not limited to, any loan commitment issued by Bank to Borrower, shall be of any further force or effect, all such other prior agreements and commitments having been superseded in their entirety by the Loan Documents.

12.4 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Bank first had any obtained, and any purported assignment made


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in contravention hereof shall be void. Bank may assign any part of or all of the
Loan and its rights and obligations hereunder at any time in its sole discretion. Bank may participate all or any portion of the Loan to such other party or parties as Bank shall select.

12.5 GOVERNING LAW. This Agreement and each of the Loan Documents shall be construed in accordance with and governed by the internal law, and not the law of conflicts, of the State of Arizona.

12.6 TIME. Time is of the essence hereof.

12.7 SURVIVAL. The representations and warranties hereunder shall survive the closing of the Loan and Bank may enforce such representations and warranties at any time. Borrower's covenants shall survive the closing of the Loan and shall be performed fully and faithfully by Borrower at all times. The indemnities of Borrower shall survive repayment of the Loan.

12.8 SEVERABILITY. If any term or provision of this Agreement of any other Loan Document, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement or any other Loan Document, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

13. STATEMENT OF TERMS.

1.1 Maximum Amount: $6,500,000.00         1.1 Expiration Date: 6/30/97

1.2 Eligible Receivables Percentage: 75%  1.2 Eligible Inventory Percentage: NA%

1.2(c) No. of Days Past Due: 90           1.2(d) No. of Days Past Due: 90

1.2 Inventory Categories:   Raw Materials x yes o no    Work In Process x yes o no    Finished Goods x yes o no

1.5 Remittance Account   o is x is not required

3.2 Persons Authorized to Request Advances: DAVID A. SCHUFF, CHAIRMAN OR SCOTT
                                           -------------------------------------
SCHUFF, PRESIDENT, OR KENNETH ZYLSTRA, VP-FINANCE, OR  NANCY A. SCHUFF,
--------------------------------------------------------------------------------
TREASURER/SECRETARY, OR PHYLLIS D. LOWE
--------------------------------------------------------------------------------

4.1 (a) Commitment Fee: $1/8 of 1% annually

4.1 (b) Non-Utilization Fee: N/A% per annum

4.1 (c) Inspection Fee: N/A% per inspection

6.1 (b) (i) Statements due within    150   days of each fiscal year
                                 ----------
            Certification Requirements:  CPA AUDITED
                                       -----------------------------------------

--------------------------------------------------------------------------------

6.1 (b) (ii) Statements due within    60    days of each month
                                  ----------             ---------------

             Certification Requirements:  COMPANY PREPARED
                                        ----------------------------------------

--------------------------------------------------------------------------------

6.1 (d) (i) Minimum Tangible Net Worth: $5,300,000.00   6.1 (d) (ii) Owner's Equity: 21%*

6.1 (d) (iii) Current Ratio: *:1.0                      6.1 (d) (iv) Minimum Working Capital: $*

6.1 (d) (v) Interest Coverage Ratio: N/A:1.0            6.1 (g) Dividends and Other Distributions o are x are not permitted

6.1 (h) Capital Expenditures: $N/A                      6.1 (i) Leases: $N/A
6.1 (j) Indebtedness: $N/A                              *See Addendum attached hereto

11. Address for Notices:

To Borrower: SCHUFF STEEL COMPANY       To Bank: Bank One, Arizona, NA
            ---------------------------          Commercial Banking Center A-664

             P.O. BOX 39670                      P.O. BOX 71
             --------------------------          -------------------------------
             PHOENIX, AZ 85069                   PHOENIX, AZ  85071
             --------------------------          -------------------------------
             Attention: DAVID. A SCHUFF          Attention: BRAD RICHARDS
                       ----------------                    ---------------------

12.3 Addendum x is o is not attached hereto and incorporated herein.

IN WITNESS WHEREOF, the parties have executed this Agreement this  30th  day of
                                                                 --------
JUNE, 1995
----    --

Borrower: SCHUFF STEEL COMPANY,         Bank:
               an Arizona Corporation

                                                  BANK ONE, ARIZONA, NA

By: SEE ATTACHED ADDENDUM                   By: SEE ATTACHED ADDENDUM
    FOR SIGNATURES                              FOR SIGNATURES

PRINTED NAME: DAVID A. SCHUPP               PRINTED NAME: BRAD RICHARDS

TITLE: CHAIRMAN                             TITLE: VICE PRESIDENT

                                   ADDENDUM TO
                     REVOLVING LINE OF CREDIT LOAN AGREEMENT
                       (ACCOUNTS RECEIVABLE AND INVENTORY)
      BETWEEN SCHUFF STEEL COMPANY, an Arizona corporation ("BORROWER") AND
                         BANK ONE, ARIZONA, NA ("BANK")
                               DATED JUNE 30, 1995


1. Section 6.1(b)(iv) of the Agreement is modified to read in its entirety as follows:

(iv) within twenty five (25) days after the end of each month a Borrowing Base Certificate in the form attached hereto as Exhibit A, to which shall be attached the following reports:

         (A) An aging and listing of all accounts receivable prepared in accordance with generally accepted accounting principles which itemizes each account debtor by name and address and which states the total amount payable to Borrower and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns and allowances:

         (B) An aging and listing of all accounts payable-trade prepared in a similar manner;

         (C) A complete and detailed description of all inventory containing a breakdown into the categories referenced in Section 1.2 hereof and set forth in Section 13 hereof;

2. Section 6.1(b) is amended to include subsection (vi) as follows:

         (vi) Borrower shall cause Related Entity, 19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP("BLP"), to furnish Bank: (A) as soon as available and in any event within ninety (90) days after the end of each fiscal year of BLP, financial statements which accurately reflect BLP assets, liabilities and net worth as of the end of the fiscal year and profit and loss statements for the fiscal year with the following certification requirement: CPA Compiled, (B) as soon as available and in any event within thirty (30) days of filing, a copy of BLP federal income tax return(s) for each year, together with all schedules and other documents filed with such returns.

3. Section 6.1(b) of the Agreement is hereby amended to include subsection (vii) as follows:

         (vii) Borrower shall cause Guarantor, David A. Schuff ( Nancy A.), to furnish Bank: (A) annual updated balance sheet in such form and with such certifications as may be reasonably required by Bank, and (B) within thirty (30) days of filing, a copy of such person's federal income tax return(s) for each calendar year, together with all schedules and other documents filed with such return.

4. Section 6.1(b) of the Agreement is hereby amended to include subsection
   (viii) as follows:

         (viii) Borrower shall cause Guarantor, Scott A. Schuff, to furnish
         Bank: (A) annual updated balance sheet in such form and with such certifications as may be reasonably required by Bank, and (B) within thirty (30) days of filing, a copy of such person's federal income tax return(s) for each calendar year, together with all schedules and other documents filed with such return.

5. Section 6.1(d)(ii) of the Agreement is modified to read in its entirety as follows:

         (ii) a minimum Owner's Equity shall be maintained of the percentage set forth in Section 13 hereof, where "Owner's equity" "Owner's Equity Percentage" shall mean the results obtained by dividing (A) Tangible Net Worth (as herein defined) by (B) Borrower's Total Assets on a six month average.

6. Section 6.1(d)(iii)and(iv) of the Agreement are modified to read in its entirety as follows:

         Net Working Capital. While the loan is outstanding, current assets shall be maintained in excess of current liabilities by $4,500,000.00 and a current ratio of 1.25:1.0 shall be maintained and calculated by dividing current assets by current liabilities after deducting short term advances to share holders. The outstanding balance on the Revolving Line of Credit will be considered to be a current liability for the purpose of calculating both "Net working capital" and "Current ratio".

7. Section 6.1(d) of the Agreement is hereby modified to include subsection (vi) as follows:

         (vi) Except for Permitted Payments and Distributions (defined below). Borrower shall not directly or indirectly (A) declare or pay any dividend or other distribution on or on account of any capital stock or other securities of Borrower. (B) pay any management fee. or (C) make any other payment or distribution to any stockholder in Borrower. "PERMITTED PAYMENTS AND DISTRIBUTIONS" means. (aa) dividends payable solely in shares of the common stock of Borrower. (bb) annual dividends not exceeding in any fiscal year borrower the aggregate amount of income taxes payable by the stockholders of Borrower during that fiscal year of Borrower on the income of Borrower as a Subchapter S corporation ("TAX DIVIDENDS"), (cc) payments, dividends, or other distributions at the times and in the amounts needed to pay the premiums on the two life insurance policies now in effect on the lives of David A. Schuff and Scott A. Schuff, each policy being in the face amount of $3,000,000, ("PREMIUM AMOUNTS"), and (dd) dividends or other distributions during each fiscal year of Borrower of no more than sixty percent (60%) of Residual Net Profits for the preceding fiscal year. In all events Borrower shall retain an not pay out or distribute forty percent (40%) of Residual Net Profits for each fiscal year of Borrower. "RESIDUAL NET PROFITS" means, for any fiscal year of Borrower, net profits of Borrower during the preceding fiscal year of Borrower determined according to generally accepted account principles, less Tax Dividends and Premium Amounts during the current fiscal year of Borrower.

DATED:  JUNE 30, 1995

Bank:

BANK ONE, ARIZONA, NA

By:___________________________________
    Brad Richards, Vice President


Borrower:

SCHUFF STEEL COMPANY, an Arizona corporation

By:_________________________________
Its: President